As filed with the Securities and Exchange Commission on December 9, 2021

Registration No. 333-261484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IIOT-OXYS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	56-2415252
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Clifford L. Emmons

Chief Executive Officer

IIOT-OXYS, Inc.

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

IIOT-OXYS, Inc., a Nevada corporation (the “Registrant”), is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-261484) (the “Registration Statement”) to file Exhibit 5.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, the sections titled “UNDERTAKINGS” and “EXHIBITS” of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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EXHIBIT INDEX

The following exhibits are included with this Registration Statement:

Incorporated by Reference
						Filed
Exhibit					Filing	Here-
Number	Exhibit Description	Form	File No.	Exhibit	Date	with
2.1 & 10.1	Securities Exchange Agreement dated March 16, 2017, by and among Gotham Capital Holdings, Inc., OXYS Corp. and the Shareholders of OXYS Corp.	8-K	000-50773	2.1	8/3/2017
2.2 & 10.2	Agreement and Plan of Merger dated July 10, 2017	8-K	000-50773	2.1	11/1/2017
2.3 & 10.3	Securities Exchange Agreement dated December 14, 2017, with HereLab, Inc.	8-K	000-50773	2.1	12/19/2017
3.1	Nevada Articles of Incorporation for IIOT-OXYS, Inc.	8-K	000-50773	3.1	11/1/2017
3.2	Bylaws for IIOT-OXYS, Inc.	8-K	000-50773	3.2	11/1/2017
3.3	Nevada Articles of Merger dated July 14, 2017	8-K	000-50773	3.3	11/1/2017
3.4	New Jersey Certificate of Merger dated October 26, 2017	8-K	000-50773	3.4	11/1/2017
3.5	Articles of Exchange	8-K	000-50773	2.1	1/12/2018
3.6	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State effective January 18, 2021	8-K	000-50773	3.1	1/19/2021
3.7	Certificate of Designation for Series B Convertible Preferred Stock	8-K	000-50773	3.1	11/24/2020
3.8	Certificate of Designation filed with the Nevada Secretary of State on July 2, 2020	8-K	000-50773	3.1	11/13/2020
3.9	Certificate of Designation filed with the Nevada Secretary of State on November 9, 2020	8-K	000-50773	3.2	11/13/2020
4.1 & 10.4*	2017 Stock Incentive Plan	8-K	000-50773	4.1	12/19/2017
4.2 & 10.5*	2019 Stock Incentive Plan	8-K	000-50773	4.1	3/12/2019
5.1	Legal Opinion of Business Legal Advisors, LLC					X
10.6	Non-Exclusive Patent License Agreement with MIT dated February 5, 2018	10-K	000-50773	10.7	4/17/2018
10.7	Form of 12% Senior Secured Convertible Note	8-K	000-50773	99.1	2/13/2018
10.8	Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note Issued to Sergey Gogin on January 22, 2018	8-K	000-50773	99.3	3/12/2019
10.9	Amendment dated January 28, 2021 to Senior Secured Convertible Promissory Note with Sergey Gogin	10-Q	000-50773	10.1	5/17/2021
10.1	Form of Securities Purchase Agreement	8-K	000-50773	99.2	2/13/2018
10.11	Form of Security and Pledge Agreement	8-K	000-50773	99.3	2/13/2018
10.12	Form of Warrant	8-K	000-50773	99.4	2/13/2018
10.13	Amendment No. 1 to the Warrant Agreement Issued to Sergey Gogin on January 22, 2018	8-K	000-50773	99.4	3/12/2019
10.14	Form of 12% Senior Secured Convertible Note	8-K	000-50773	99.5	3/12/2019
10.15	Amendment No. 1 to Senior Secured Convertible Promissory Note with Catalytic Capital LLC	10-Q	000-50773	10.2	11/16/2020
10.16	Amendment dated January 28, 2021 to Senior Secured Convertible Promissory Note with Catalytic Capital, LLC	10-Q	000-50773	10.2	5/17/2021

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10.17	Amendment No. 1 to Senior Secured Convertible Promissory Note with YVSGRAMORAH LLC	10-Q	000-50773	10.3	11/16/2020
10.18	Amendment dated January 28, 2021 to Senior Secured Convertible Promissory Note with YVSGRAMORAH LLC	10-Q	000-50773	10.3	5/17/2021
10.19	Form of Securities Purchase Agreement	8-K	000-50773	99.6	3/12/2019
10.2	Form of Security and Pledge Agreement	8-K	000-50773	99.7	3/12/2019
10.21	Form of Warrant	8-K	000-50773	99.8	3/12/2019
10.22*	Consulting Agreement with Clifford Emmons dated effective June 4, 2018	8-K	000-50773	99.9	3/12/2019
10.23*	Consulting Agreement with Karen McNemar dated effective October 1, 2018	8-K	000-50773	99.1	3/12/2019
10.24	Securities Purchase Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.1	1/23/2019
10.25	5% Convertible Secured Note with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.2	1/23/2019
10.26	Security Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.3	1/23/2019
10.27	Warrant Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.4	1/23/2019
10.28	Securities Purchase Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.1	8/8/2019
10.29	12% Convertible Secured Note with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.2	8/8/2019
10.30	Amendment No. 1 to the 12% Secured Convertible Promissory Note dated effective August 2, 2021 with Vidhyadhar Mitta	10-Q	000-50773	10.1	11/15/2021
10.31	Security Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.3	8/8/2019
10.32	Warrant Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.4	8/8/2019
10.33	Warrant Agreement with Vidhyadhar Mitta dated September 6, 2019	10-K	000-50773	10.31	6/23/2020
10.34	Warrant Agreement with Vidhyadhar Mitta dated October 16, 2019	10-K	000-50773	10.32	6/23/2020
10.35	Equity Financing Agreement dated November 1, 2021 with GHS Investments, LLC	S-1	333-261484	10.35	12/3/2021
10.36	Registration Rights Agreement dated November 1, 2021 with GHS Investments, LLC	S-1	333-261484	10.36	12/3/2021
10.37	$100,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC	8-K	000-50773	99.3	8/3/2020
10.38	$75,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC	8-K	000-50773	99.4	8/3/2020
10.39	Extension No. 1 to Convertible Promissory Note dated April 29, 2021 ($75,000) with GHS Investments LLC	10-Q	000-50773	10.2	8/13/2021
10.40	Extension No. 1 to Convertible Promissory Note dated April 29, 2021 ($100,000) with GHS Investments LLC	10-Q	000-50773	10.3	8/13/2021
10.41	Amendment No. 2 dated November 4, 2021 to $100,000 Convertible Promissory Note issued to GHS Investments LLC	S-1	333-261484	10.41	12/3/2021
10.42	Amendment No. 2 dated November 4, 2021 to $75,000 Convertible Promissory Note issued to GHS Investments LLC	S-1	333-261484	10.42	12/3/2021

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10.43	Collaboration Agreement effective March 18, 2020 with Aingura IIoT, S.L.	10-Q	000-50773	10.1	8/19/2020
10.44	Finder’s Fee Agreement dated November 10, 2021 with J.H. Darbie & Co., Inc.	S-1	333-261484	10.44	12/3/2021
10.45*	Debt Forgiveness Agreement with Clifford L. Emmons effective as of December 31, 2019	10-Q	000-50773	10.3	9/14/2020
10.46*	Debt Forgiveness Agreement with Karen McNemar effective as of December 31, 2019	10-Q	000-50773	10.4	9/14/2020
10.47*	Amendment to Consulting Agreement with Clifford L. Emmons dated June 12, 2020	10-Q	000-50773	10.6	9/14/2020
10.48*	Amendment to Consulting Agreement with Karen McNemar dated June 12, 2020	10-Q	000-50773	10.7	9/14/2020
10.49	Securities Purchase Agreement dated November 16, 2020 with GHS Investments, LLC	S-1	333-252887	10.52	2/9/2021
10.50	Settlement and Mutual Release Agreement dated July 29, 2020	10-Q	000-50773	10.1	11/16/2020
10.51*	Exchange Agreement Dated November 9, 2020 with Clifford L. Emmons	S-1	333-252887	10.55	2/9/2021
10.52*	Exchange Agreement Dated November 9, 2020 with Vidhyadhar Mitta	S-1	333-252887	10.56	2/9/2021
10.53*	Exchange Agreement Dated November 9, 2020 with Karen McNemar	S-1	333-252887	10.57	2/9/2021
10.54*	Employment Contract dated April 1, 2021 with Chandran Seshagiri	10-Q	000-50773	10.1	8/13/2021
10.55	Common Stock Purchase Agreement dated February 24, 2021 with GHS Investments, LLC	10-Q	000-50773	10.4	5/17/2021
10.56	Termination Agreement with Antony Coufal dated effective March 31, 2021	10-Q	000-50773	10.5	5/17/2021
14.1	Code of Ethics	10-K	000-50773	14.1	4/17/2018
21.1	List of Subsidiaries	10-K	000-50773	21.1	4/17/2018
23.1	Consent of Haynie & Company, independent registered public accounting firm	S-1	333-261484	23.1	12/3/2021
23.2	Consent of Attorney (included in Exhibit 5.1)

101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

_________________

*Management contract or compensatory plan or arrangement.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Cambridge, Massachusetts on December 9, 2021.

IIOT-OXYS, INC.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Date:	December 9, 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Director, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Date:	December 9, 2021

By:	/s/ Vidhyadhar Mitta
Vidhyadhar Mitta, Director
Date:	December 9, 2021

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